                            SIDE AGREEMENT
                             BY AND AMONG
                         SOTERION CORPORATION,
                      SOUTHERN REGIONAL MRI, LLC,
                     INDIANA MRI OF LAFAYETTE, LLC,
                    INDIANA MRI OF INDIANAPOLIS, LLC,
                                 AND
                         INSIGHT HEALTH CORP.
                         --------------------

         THIS SIDE AGREEMENT (the "AGREEMENT"), dated as of this 21st day of January, 2000 (the "EFFECTIVE DATE"), is made by and among Southern Regional MRI, LLC, a limited liability company duly organized and validly existing under the laws of the State of Indiana ("SOUTHERN REGIONAL"), Indiana MRI of Indianapolis, LLC, a limited liability company duly organized and validly existing under the laws of the State of Indiana ("INDIANAPOLIS MRI") (Southern Regional and Indianapolis MRI are collectively referred to herein as "SELLERS"), Indiana MRI of Lafayette, LLC, a limited liability company duly organized and validly existing under the laws of the State of Indiana ("LAFAYETTE MRI"), Soterion Corporation, a corporation duly organized and validly existing under the laws of the State of Indiana ("SOTERION"), and InSight Health Corp., a corporation duly organized and validly existing under the laws of the State of Delaware ("BUYER").

         WHEREAS, Sellers, Buyer, and Soterion have executed that certain Asset Purchase and Liabilities Assumption Agreement (the "PURCHASE AGREEMENT")simultaneously herewith;

         WHEREAS, the Purchase Agreement contemplated that Lafayette MRI would be a party to the Purchase Agreement and would sell certain of its assets, assign certain of its contracts, and assign certain of its liabilities to Buyer;

         WHEREAS, the parties hereto desire to close the transactions contemplated by the Purchase Agreement with respect to Sellers, but not with respect to Lafayette MRI;

         WHEREAS, Lafayette MRI has already executed the Purchase Agreement;

         NOW THEREFORE, in consideration of the premises and covenants as set forth herein, and subject to the representations, warranties, and conditions contained herein, the parties agree as follows:

         SECTION 1. The Purchase Agreement is hereby amended to delete (i) all references in the Purchase Agreement to Lafayette MRI and, without limitation, its assets, business, contracts, and liabilities, and (ii) all documents and schedules attached to the Purchase Agreement that pertain solely to Lafayette MRI and not Sellers or Buyer. All agreements referenced in and signed concurrently with the Purchase Agreement that reference or pertain to Lafayette MRI are hereby amended to delete all references to Lafayette MRI and, without limitation, its assets, business, contracts, and liabilities. The

Purchase Agreement shall be deemed reformed to eliminate Lafayette MRI but to achieve the intended transactions with Sellers.

         SECTION 2. The parties hereto, other than Lafayette MRI, shall close the transactions contemplated by the Purchase Agreement on Monday, January 24, 2000, pursuant to the terms and conditions thereof as if the Purchase Agreement contains no reference to Lafayette MRI.

         SECTION 3. Lafayette MRI and Buyer shall have no rights or obligations whatsoever as to or against each other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOTERION CORPORATION                    SOUTHERN REGIONAL MRI, LLC

/s/ R. Scott Jones                      By: A Majority of Its Members
-----------------------------
Signature                               SOTERION CORPORATION

R. Scott Jones                          /s/ R. Scott Jones
-----------------------------           ----------------------------------
Print Name                              Signature

President                               R. Scott Jones
-----------------------------           ----------------------------------
Office or Title                         Print Name

                                        President
INDIANA MRI OF LAFAYETTE, LLC           ----------------------------------
                                        Office or Title
By: A Majority of Its Members
                                        INDIANA MRI OF INDIANAPOLIS, LLC
SOTERION CORPORATION
                                        By: A Majority of Its Members
/s/ R. Scott Jones
------------------------------
Signature                               SOTERION CORPORATION

R. Scott Jones                          /s/ R. Scott Jones
------------------------------          ---------------------------------
Print Name                              Signature

President                               R. Scott Jones
------------------------------          ---------------------------------
Office or Title                         Print Name

                                        President
                                        ---------------------------------
INSIGHT HEALTH CORP.                    Office or Title


-----------------------------
Signature


-----------------------------
Print Name


-----------------------------
Office or Title

SOTERION CORPORATION                    SOUTHERN REGIONAL MRI, LLC

                                        By: A Majority of Its Members
-----------------------------
Signature                               SOTERION CORPORATION


-----------------------------           ----------------------------------
Print Name                              Signature


-----------------------------           ----------------------------------
Office or Title                         Print Name


INDIANA MRI OF LAFAYETTE, LLC           ----------------------------------
                                        Office or Title
By: A Majority of Its Members
                                        INDIANA MRI OF INDIANAPOLIS, LLC
SOTERION CORPORATION
                                        By: A Majority of Its Members

------------------------------
Signature                               SOTERION CORPORATION


------------------------------          ---------------------------------
Print Name                              Signature


------------------------------          ---------------------------------
Office or Title                         Print Name


                                        ---------------------------------
INSIGHT HEALTH CORP.                    Office or Title


/s/ Steven T. Plochocki
-----------------------------
Signature


 Steven T. Plochocki
-----------------------------
Print Name


 President and CEO
-----------------------------
Office or Title


                                       -3-